Exhibit 10.2

Name of Participant:

IMS HEALTH HOLDINGS, INC.

2014 INCENTIVE AND STOCK AWARD PLAN

Performance Share Award Agreement

Pursuant to the IMS Health Holdings, Inc. 2014 Incentive and Stock Award Plan (as amended from time to time, the “Plan”), IMS Health Holdings, Inc. (the “Company”) has granted to the Participant named above, on the grant date listed on Exhibit A attached hereto (the “Grant Date”), an award (the “Award”) of performance shares (the “Performance Shares”) providing an opportunity to earn         shares of Stock if designated performance goals are achieved at target levels, an opportunity to earn 50% of such target number of shares if designated performance goals are achieved at threshold levels and an opportunity to earn 200% of the target number of shares if designated performance goals are achieved at or above the maximum levels, subject in all cases to vesting and other terms and conditions set forth in this Performance Share Agreement (the “Agreement”). For the avoidance of doubt, the total number of Performance Shares subject to the Award and the performance goals set forth herein are subject to adjustment pursuant to Section 10 of the Plan. For purposes of this Agreement, “Employer” shall mean the affiliate or subsidiary that employs the Participant (to the extent the Participant is not directly employed by the Company).

1. Earning and Vesting. Subject to the terms and conditions set forth in this Agreement and the Plan, and unless earlier terminated or forfeited, the Performance Shares will be earned and vest in accordance with the terms of Exhibit A.

2. Use of Certain Defined Terms. Capitalized terms used in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein (including in Exhibit A). In the event of a conflict between the terms and conditions of this Agreement and the Plan, the Plan shall control.

3. Settlement.

(a) Not later than thirty (30) days following the Determination Date (as defined in Exhibit A), but in no event later than March 15th of the year following the end of the Performance Period, the Company shall deliver to the Participant the number of shares of Stock that become earned and that vest on the Determination Date, determined in accordance with Exhibit A. Payment may be made by issuance of shares in the name of the Participant and delivery of such shares to the Participant or, in the discretion of the Company, by issuance and delivery of such shares to a financial institution for the account of the Participant, or in any other commercially reasonable manner as may be determined by the Company.

(b) The Participant’s sales or other dispositions of shares of Stock acquired upon settlement of the Performance Shares will be subject to applicable restrictions under Company policies applicable to the Participant, including those covering insider trading by employees.

(c) Notwithstanding any provision in this Agreement to the contrary, the Company may, in its sole discretion, settle the Participant’s Performance Shares in the form of (1) a cash payment to the extent settlement in shares of Stock (i) is prohibited under local law, (ii) would require the Participant, the Company and/or the Employer to obtain the approval of any governmental and/or regulatory body in the Participant’s country of residence (and/or country of employment, if different), or (iii) is administratively burdensome; or (2) shares of Stock, but require the Participant to immediately sell such shares of Stock (in which case, as a condition to the grant of this Award, the Participant hereby expressly authorizes the Company to issue sales instructions on the Participant’s behalf).

4. Termination of the Award.

(a) If the Participant’s employment by, or other service to, the Company or any of its subsidiaries (“Employment”) ceases for any reason prior to the end of the Performance Period, the Performance Shares will be forfeited immediately, unless otherwise determined by the Committee.

(b) Any outstanding Performance Shares that do not vest in accordance with the terms set forth in Exhibit A will terminate on the Determination Date, without any consideration due to the Participant, subject to earlier termination as provided for above.

(c) Other provisions of the Plan and this Agreement, including Sections 7 and 8, may result in the termination of the Award prior to the end of the Performance Period or the Determination Date, as applicable.

5. Income Tax and Social Insurance Withholding. Regardless of any action the Company and/or the Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes or non-U.S. taxes), social insurance, payroll tax, fringe benefit, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Performance Shares, the vesting of the Performance Shares, the subsequent issuance or sale of any shares of Stock acquired pursuant to the Performance Shares and the receipt of any dividends, and (b) do not commit to structure the terms of the grant or any aspect of the Performance Shares to reduce or eliminate the Participant’s liability for Tax-Related Items. Prior to the delivery of shares of Stock upon the vesting of the Participant’s Performance Shares, if the Participant’s country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of whole shares of Stock otherwise issuable upon the vesting of the Performance Shares that have an aggregate fair market value sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the shares of Stock delivered upon such vesting of the Performance Shares. The cash equivalent of the shares of Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. Alternatively, the Company or the Employer may withhold the minimum Tax-Related Items required to be withheld with respect to the shares of Stocks in cash from the Participant’s regular salary and/or wages or any other amounts payable to the Participant. In the event the withholding requirements are not satisfied through the withholding of shares of Stock by the Company or through the Participant’s regular salary and/or wages or other amounts payable to the Participant, no shares of Stock will be issued to the Participant (or the Participant’s estate) upon vesting of the Performance Shares unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the payment of any Tax-Related Items that the Company or the Employer determines, in its sole discretion, must be withheld or collected with respect to such Performance Shares. By accepting this grant of Performance Shares, the Participant expressly consents and agrees to the withholding of shares of Stock and/or withholding from the Participant’s regular salary and/or wages or other amounts payable to the Participant as provided for hereunder. All other Tax-Related Items related to the Performance Shares and any shares of Stock delivered in payment thereof are the Participant’s sole responsibility.

6. Transferability. The Performance Shares and this Agreement are personal to the Participant, are non-assignable and are not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution or as permitted by the Committee. Any attempted transfer, assignment, pledge or other disposition of the Award, the Performance Shares, or of any rights granted under this Agreement that is contrary to the provisions of the Plan or this Section 6 shall be null and void. Except as permitted by the Plan, the Stock to be issued pursuant to this Agreement shall be issued, during the Participant’s lifetime, only to the Participant. A permitted transferee will have the rights of the Participant with regard to any transferred Award, subject to any limitations imposed by the Company as a condition of permitting the transfer or otherwise.

7. Forfeiture; Recovery of Compensation.

(a) The Committee may cancel, rescind, withhold or otherwise limit or restrict the Performance Shares or delivery of shares in settlement of the Performance Shares at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan (including, but not limited to, Section 2(e), Section 6 and Section 9).

(b) By accepting the Performance Shares, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Performance Shares, with respect to the Performance Shares, including to any Stock acquired upon settlement of the Performance Shares or proceeds from the disposition thereof, are subject to Section 9 of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 10(e) of this Agreement.

8. Other Undertakings. To protect the interests of the Company and its direct and indirect affiliates and subsidiaries (individually, an “IMS Company” and collectively, the “IMS Companies”), including the confidential information of the IMS Companies and the confidential information of their respective customers, data suppliers, prospective customers and other companies with which the IMS Companies have a business relationship, and in consideration of the covenants and promises and other valuable consideration described in this Agreement, the Company and the Participant agree as follows.

(a) The Participant acknowledges and agrees that he or she is bound by the confidentiality and other covenants contained in one or more restrictive covenant and confidentiality agreements that he or she has executed with an IMS Company, which covenants and agreements are incorporated herein by reference and shall survive any exercise, expiration, forfeiture or other termination of this Agreement or the Performance Shares issuable hereunder. The Participant also acknowledges and agrees that the Company shall be an affiliate for purposes of such restrictive covenant and confidentiality agreements.

(b) The Participant acknowledges that the opportunity to participate in the Plan and the financial benefits that may accrue from such participation is good, valuable and sufficient consideration for the following:

(i)	The Participant acknowledges and agrees that he or she is and will remain bound by the non-competition, non-solicitation and other covenants contained in the restrictive covenant and confidentiality agreement(s) that he or she has executed with any of the IMS Companies to the fullest extent permitted by law.

(ii)	The Participant further acknowledges and agrees that the period during which the non-competition and non-solicitation covenants in such agreement(s) will apply following a termination of Employment shall be extended from twelve (12) months to eighteen (18) months; provided, however, that the remedies available for breach of any non-competition or non-solicitation covenants during such extended six-month period shall be limited to the following: (x) to the extent then outstanding, the forfeiture of the Performance Shares for no consideration, and (y) to the extent the Performance Shares have been settled on or after the date that is eighteen (18) months before the Participant’s cessation of Employment, with respect to the shares of Stock issued upon such settlement (including shares of Stock withheld for taxes), the Participant shall pay to the Company an amount equal to (A) the aggregate fair market value of such shares of Stock as of the date of settlement, plus (B) the excess, if any, of the aggregate proceeds of all sales of such shares of Stock over the amount described under subsection (A) above. (For this purpose, the Participant’s earliest sales of shares following such settlement will be deemed sales of the shares acquired upon such settlement.) The Company shall also be entitled to the foregoing remedies in the event of a material breach of any confidentiality, non-disclosure or other similar covenant contained in the restrictive covenant and confidentiality agreement(s) that the Participant has executed with an IMS Company.

(iii)	The Participant further acknowledges and agrees to the Company’s application, implementation and enforcement of (a) such policy set forth in Section 10(b)(ii) of this Agreement and (b) any provision of applicable law or Company policy relating to cancellation, recoupment, rescission or payback of compensation and expressly agrees that the Company may take such actions as are necessary to effectuate such policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold Participant’s shares of Stock and other amounts acquired under the Plan to re-convey, transfer or otherwise return such shares of Stock and/or other amounts to the Company. To the extent that the terms of this Agreement and such policy conflict, the terms of such policy shall prevail.

(iv)	By accepting the Performance Shares, the Participant consents to one or more deductions from any amounts any IMS Company owes the Participant from time to time in an aggregate amount equal to all amounts described in subsection (ii) above, to the extent such deductions are permitted by applicable law. Any such deduction from an amount that constitutes a deferral of compensation under Code Section 409A may only take place at the time the amount would otherwise be payable to the Participant, except to the extent permitted by Code Section 409A.

9. Governing Law and Venue.

(a) This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(b) Any legal proceeding arising out of this Plan or this Agreement shall be brought exclusively in the Federal or State courts located in the State of Delaware. The Participant agrees to submit to personal jurisdiction and to venue in those courts. The Participant further agrees to waive all legal challenges and defenses to the appropriateness of Delaware as the site of any such legal proceeding and to the application of the laws of the State of Delaware and any applicable Federal laws.

10. Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the last address shown in the Company’s records, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) Notwithstanding any provisions of Agreement to the contrary, the Award shall be subject to any special terms and conditions for the Participant’s country of residence (and/or country of employment, if different) set forth in the addendum to this Agreement (the “Addendum”). Further, if the Participant transfers residency and/or employment to another country reflected in the Addendum, at the time of transfer, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Award and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). In all circumstances, any applicable Addendum shall constitute part of the Agreement.

(c) The Company reserves the right to impose other requirements on the Award, any shares of Stock acquired pursuant to the Performance Shares and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Award and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(d) The issuance of Stock upon settlement of the Performance Shares will be contingent upon the Company’s receipt of any agreement, statement or other evidence that the Company and/or the Committee may require to satisfy itself that the issuance of Stock pursuant to the settlement of the Performance Shares and any subsequent resale of the shares of Stock will be in compliance with all applicable laws and regulations and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Participant. The Participant shall not be deemed to be the holder of, or to have any rights with respect to dividends or other rights of a holder with respect to, any shares of Stock underlying the Performance Shares unless and until the Company shall have issued and delivered the shares of Stock to the Participant in accordance with Section 3 and Exhibit A of this Agreement, and the Participant’s name shall have been entered as the stockholder of record on the books of the Company (if an alternative method of delivery is elected by the Company under Section 3, Participant will be required to take appropriate steps to cause any nominee to transfer shares into the name of the Participant in order for Participant to become a record holder of the shares). Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(e) This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Grant Date has been furnished to the Participant. Accepting the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement.

(f) The Agreement, the Exhibit, the Addendum (if applicable) and the Plan constitute the entire understanding between the Participant and the Company regarding the Performance Shares, and any prior agreements, commitments or negotiations concerning the Performance Shares are superseded.

(g) Any provision of this Agreement, the Exhibit or the Addendum that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement, the Exhibit and the Addendum invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement or the Addendum by the Company shall be implied by the Company’s forbearance or failure to take action.

(h) The Performance Shares are intended to be exempt from the requirements of Code Section 409A. The Plan and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that this Agreement is subject to Code Section 409A and that it has failed to comply with the requirements of that Section, the Company may, at the Company’s sole discretion and without Participant consent, amend the Agreement to cause the terms and conditions of the Agreement to comply with Code Section 409A or be exempt from Code Section 409A.

11. Data Privacy. The Company and the Employer hereby notify the Participant of the following in relation to the Participant’s personal data and the collection, processing and transfer of such data in relation to the award of the Performance Shares and the Participant’s participation in the Plan pursuant to applicable personal data protection laws. The collection, processing and transfer of the Participant’s personal data is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan, and the Participant’s denial and/or objection to the collection, processing and transfer of personal data may affect the Participant’s ability to participate in the Plan. As such, the Participant voluntarily acknowledges, consents and agrees (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein. The Company and the Employer hold certain personal information about the Participant, including (but not limited to) the Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Participant or collected, where lawful, from third parties, and the Company and the Employer will process the Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence. Data processing operations will be performed in a manner that minimizes the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan. The Company and the Employer will transfer Data as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company and/or the Employer may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the United States or elsewhere throughout the world. The Participant hereby authorizes (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Stock on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any shares of Stock acquired pursuant to the Plan. The Participant may, at any time, exercise the Participant’s rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) oppose, for legal reasons, the collection, processing or transfer of the Data that is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting the Participant’s local human resources manager.

12. Acknowledgements and Acceptance.

In accepting the Performance Shares, the Participant acknowledges and agrees that:

(a) The Participant will have no claim or entitlement (1) to compensation or damages in consequence of the termination of Employment for any reason whatsoever and whether or not in breach of contract, insofar as such claim or entitlement arises or may arise from his or her ceasing to have any rights under the Plan or this Agreement, (2) to settlement of the Performance Shares as a result of such termination of Employment, except as expressly provided in this Agreement, or (3) from the loss or diminution in value of the Performance Shares or shares of Stock deliverable or delivered in settlement of the Performance Shares (including due to any delay in delivery of shares in settlement); and, upon the grant of the Performance Shares and in partial consideration for his or her participation in the Plan and this Agreement, the Participant shall be deemed irrevocably to have waived any such claim or entitlement.

(b) If the Participant does not want to accept the Performance Shares on the terms and conditions set out in this Agreement, the Plan and/or any related documents, the Participant may choose the “Decline” button. The Performance Shares will then be cancelled and no other benefit will be due to the Participant in lieu thereof. If Participant does not “Decline” the Performance Shares within thirty (30) days from the Grant Date, the Participant shall be deemed to have accepted the Performance Shares and shall be deemed to have agreed to the terms and conditions set out in this Agreement, the Plan and/or any related documents.

(c) All questions arising under this Agreement, Exhibit A, the Addendum (if applicable) and the Plan shall be decided by the Committee in its sole discretion.

(d) Neither the grant of the Performance Shares, nor the issuance of Stock in settlement of the Performance Shares, will give the Participant any right to be retained in the employ or service of the

Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries, to discharge (as may otherwise be permitted under local law) or discipline the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.

(e) The Participant acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time.

(f) The grant of the Performance Shares under the Plan is a one-time benefit and does not create any contractual or other right to receive Performance Shares or benefits in lieu of Performance Shares in the future. The terms of future Performance Shares, if any, will be determined by the Company in its sole discretion, including, but not limited to, the form and timing of such Award, the number of shares of Stock subject to the Performance Shares, and the vesting provisions applicable to the Performance Shares.

(g) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(h) The grant of Performance Shares is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Performance Shares is not subject to the supervision of the local securities authorities.

(i) It is the Participant’s express intent that the Agreement, the Exhibit, the Addendum and the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If the Participant has received the Agreement, the Exhibit, the Addendum, the Plan or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

(j) As a condition to the Performance Shares, the Participant agrees to repatriate all payments attributable to the shares of Stock and/or cash acquired under the Plan in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consents to any and all actions taken by the Company and any subsidiary or affiliate, as may be required to allow the Company and any subsidiaries or affiliates to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).

13. By choosing the “Accept” button, the Participant accepts the Performance Shares as described above and the terms and conditions set out in this Agreement, the Plan and any related documents. Copies of the Plan and such related documents are being provided to Participant as part of this Agreement.

IMS HEALTH HOLDINGS, INC.

Ari Bousbib
Chairman and Chief Executive Officer

IMS HEALTH HOLDINGS INC.

2014 Incentive and Stock Award Plan

ADDENDUM TO

PERFORMANCE SHARE AWARD AGREEMENT

In addition to the terms of the Plan and the Agreement, the Performance Shares are subject to the following additional terms and conditions (the “Addendum”). All capitalized terms as contained in this Addendum shall have the same meaning as set forth in the Plan, this Agreement and Exhibit A. Pursuant to Section 10(c) of the Agreement, if the Participant transfers the Participant’s residence and/or employment to another country reflected in an Addendum at the time of transfer, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Performance Shares and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer).

AUSTRALIA

1. Performance Shares Conditioned on Satisfaction of Regulatory Obligations. If the Participant is (a) a director of a subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a subsidiary incorporated in Australia and who also is a director of a subsidiary incorporated outside of the Australia, the grant of the Performance Shares is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) and the Corporations Amendment (Improving Accountability on Termination Payments) Act in Australia.

CANADA

1. Settlement in shares of Stock Only. Notwithstanding anything to the contrary in the Agreement or the Plan, if the Participant is a resident of Canada, all Performance Shares shall be settled only in shares of Stock (and may not be settled in cash).

2. Use of English Language. If the Participant is a resident of Quebec, by accepting the Performance Shares, the Participant acknowledges and agrees that it is the Participant’s wish that the Agreement, this Addendum, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Performance Shares, either directly or indirectly, be drawn up in English.

Utilisation de l’anglais. Si le bénéficiaire est un résident du Québec, en acceptant l’Attribution, le bénéficiaire reconnaît et accepte avoir requis que le Contrat, la présente Annexe, ainsi que tous autres documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente Attribution soient rédigés en anglais.

FRANCE

1. English Language. The Participant acknowledges and agrees that it is the Participant’s wish that the Agreement, this Addendum, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Performance Shares, either directly or indirectly, be drawn up in English.

Langue anglaise. Le bénéficiaire admet et convient que c’est l’intention exprès du bénéficiaire que l’Accord, le Plan et tous les autres documents, remarque et les poursuites judiciaires entrées, données ou instituées conformément au Performance Shares, être établi dans l’anglais. Si le bénéficiaire a reçu l’Accord, le Plan ou autres documents rattachés au Performance Shares traduit dans une langue autre que l’anglais et si le sens de la version traduite est différent que la version anglaise, la version anglaise contrôlera.

HONG KONG

1. Important Notice. WARNING: The contents of the Agreement, the Addendum, Exhibit A, the Plan, and all other materials pertaining to the Performance Shares and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. The Participant is hereby advised to exercise caution in relation to the offer thereunder. If the Participant has any doubts about any of the contents of the aforesaid materials, the Participant is encouraged to obtain independent professional advice.

2. Nature of the Plan. The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the Performance Shares shall be null and void.

MEXICO

1. Commercial Relationship. The Participant expressly recognizes that the Participant’s participation in the Plan and the Company’s grant of Performance Shares does not constitute an employment relationship between the Participant and the Company. The Participant has been granted the Performance Shares as a consequence of the commercial relationship between the Company and the Employer, and the Company’s Employer is the Participant’s sole Employer. Based on the foregoing, (a) the Participant expressly recognizes that the Plan and the benefits the Participant may derive from the Participant’s participation in the Plan does not establish any rights between the Participant and the Employer, (b) the Plan and the benefits the Participant may derive from the Participant’s participation in the Plan are not part of the employment conditions and/or benefits provided by the Employer, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Employer.

2. Extraordinary Item of Compensation. The Participant expressly recognizes and acknowledges that the Participant’s participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as the Participant’s free and voluntary decision to participate in the Plan in accord with the terms and conditions of the Plan, the Agreement and this Addendum. As such, the Participant acknowledges and agrees that the Company may, in its sole discretion, amend and/or discontinue the Participant’s participation in the Plan at any time and without any liability. The value of the Performance Shares is an extraordinary item of compensation outside the scope of the Participant’s employment contract, if any. The Performance Shares are not part of the Participant’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Employer.

BY SIGNING BELOW, THE PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO THE PROVISIONS OF THE PLAN, THE AGREEMENT AND THIS ADDENDUM.

PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN [                    ] TO [                    ].

Participant Signature	Participant Name (Printed)

Date

NETHERLANDS

1. Waiver of Termination Rights. The Participant waives any and all rights to compensation or damages as a result of any termination of employment for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) the Participant ceasing to have rights under, or ceasing to be entitled to Performance Shares under the Plan as a result of such termination.

SINGAPORE

1. Qualifying Person Exemption. The grant of the Performance Shares under the Plan is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that, as a result, the Performance Shares are subject to section 257 of the SFA and the Participant will not be able to make (a) any subsequent sale of shares of Stock in Singapore or (ii) any offer of such subsequent sale of shares of Stock subject to the Performance Shares in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2011 Ed.).

SPAIN

1. Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. In accepting the Performance Shares, the Participant acknowledges that the Participant consents to participation in the Plan and has received a copy of the Plan. The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion granted Performance Shares under the Plan to individuals who may be employees of the Company or its subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its subsidiaries on an ongoing basis. Consequently, the Participant understands that the Performance Shares are granted on the assumption and condition that the Performance Shares and shares of Stock acquired upon vesting of the Performance Shares shall not become a part of any employment contract (either with the Company or any of its subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referenced above. Thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason; the Performance Shares shall be null and void.

The Participant understands and agrees that, as a condition of the grant of the Performance Shares, any unvested Performance Shares as of the date the Participant cease active employment will be forfeited without entitlement to the underlying shares or to any amount of indemnification in the event of the termination of employment by reason of, but not limited to, (i) material modification of the terms of employment under Article 41 of the Workers’ Statute or (ii) relocation under Article 40 of the Workers’ Statute. The Participant acknowledges that the Participant has read and specifically accepts the conditions referred to in the Agreement regarding the impact of a termination of employment on the Participant’s Performance Shares.

BY SIGNING BELOW, THE PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO THE PROVISIONS OF THE PLAN, THE AGREEMENT AND THIS ADDENDUM.

PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN [                    ] TO [                    ].

Participant Signature	Participant Name (Printed)

Date

UNITED KINGDOM

1. Income Tax and Social Insurance Contribution Withholding. The following provision supplements Section 5 of the Agreement:

If payment or withholding of the income tax due in connection with the Performance Shares is not made within ninety (90) days after the end of the UK tax year in which the event giving rise to the income tax liability occurs or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Participant to the Employer, effective as of the Due Date. The Participant acknowledges and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in the Agreement. Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the Participant will not be eligible for a loan from the Company or Employer to cover the income tax liability. In the event that the Participant is a director or executive officer and income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax will constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) will be payable. The Participant will be responsible for reporting any income tax and for reimbursing the Company or Employer the value of any employee NICs due on this additional benefit.

2. Exclusion of Claim. The Participant acknowledges and agrees that the Participant shall have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Participant’s ceasing to have rights under or to be entitled to vest in the Participant’s Performance Shares as a result of such termination (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Participant’s Performance Shares. Upon the grant of the Participant’s Performance Shares, the Participant shall be deemed to have waived irrevocably any such entitlement.

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